Exhibit 10.34

AMENDMENT TO EMPLOYMENT AGREEMENT

This AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”), dated as of March 11, 2009, is made by and among American Apparel, Inc., a Delaware corporation (“Employer”), American Apparel (USA), LLC, a Delaware limited liability company and a wholly owned subsidiary of Employer (“AA Sub”), and Joyce E. Crucillo, a California resident (“Employee”).

WHEREAS, on December 12, 2007, pursuant to the Amended and Restated Agreement and Plan of Reorganization, dated as of November 7, 2007 (as it may be hereafter amended, supplemented or modified from time to time, the “Merger Agreement”), by and among Employer (f/k/a Endeavor Acquisition Corp.), AA Sub (f/k/a AAI Acquisition LLC), American Apparel Inc., a California corporation (“Old American Apparel”), American Apparel, LLC, a California limited liability company, each of the Canadian companies set forth on Schedule A to the Merger Agreement (the “CI Companies”), Dov Charney, each of the stockholders of the CI Companies (with respect to certain provisions of the Merger Agreement) and Sam Lim (with respect to certain provisions of the Merger Agreement), Old American Apparel merged with and into AA Sub, and AA Sub survived the merger as a wholly owned subsidiary of Employer and changed its name to American Apparel (USA), LLC (the “Merger”);

WHEREAS, AA Sub (as successor by merger to Old American Apparel) and Employee are parties to that certain written Employee Agreement dated to be effective as of October 26, 2006 (the “Original Employment Agreement”);

WHEREAS, Employer, AA Sub and Employee also desire to amend the Original Employment Agreement’s severance provisions and provisions regarding Employee’s title through this written Amendment; and

WHEREAS, in light of the Merger, Employer, AA Sub and Employee desire that all of AA Sub’s obligations under the Original Employment Agreement, as amended by this Amendment, be assigned to Employer such that Employer, instead of AA Sub, shall employ Employee.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto hereby agree as follows:

1.	Effective as of February 17, 2009, Section II (Employee’s Title and Position) of the Original Employment Agreement is hereby amended and replaced in its entirety with the following: “II. EMPLOYEE’S TITLE AND POSITION: Chief Litigation Counsel.”

2.	Effective February 17, 2009, Section VI2b (Termination After Initial Term) of the Original Employment Agreement is hereby amended and replaced in its entirety with the following: In the event Employee is laid off, terminated (irrespective of whether such termination is with or without cause) or otherwise dismissed by Employer, then Employer shall pay Employee, as a severance payment, six (6) months of her then current total annual compensation, which includes Employee’s annual base salary and annual guaranteed bonuses (regardless of whether any portion thereof has accrued or vested), plus continued health insurance benefits identical to what Employee was receiving at the time of separation for a period of six (6) months after Employee leaves Employer.

3.	AA Sub hereby contributes, conveys, transfers and assigns to Employer all of the AA Sub’s rights, duties and obligations under the Original Employment Agreement, as amended by this Amendment, and Employer hereby agrees to pay, discharge, perform or otherwise satisfy, and assumes and agrees to be bound by, all obligations of AA Sub under the Original Employment Agreement, as amended by this Amendment, such that all references to “Employer” in the Original Employment Agreement, as amended by this Amendment, shall mean American Apparel, Inc., a Delaware corporation.

4.	Unless expressly modified by this Amendment, all other terms and conditions of the Original Employment Agreement shall remain in full force and effect.

AGREED AND ACCEPTED:

AMERICAN APPAREL, INC.

Date: March 11, 2009	By:	/s/ Dov Charney
Dov Charney, President and Chief Executive Officer

AMERICAN APPAREL (USA), LLC

Date: March 11, 2009	By:	/s/ Dov Charney
Dov Charney, Sole Manager

Date: March 11, 2009	/s/ Joyce E. Crucillo
Joyce E. Crucillo

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